Exhibit 99(p)

AMENDED AND RESTATED
CODE OF ETHICS
OF
THIRD AVENUE MANAGEMENT LLC
THIRD AVENUE TRUST
THIRD AVENUE VARIABLE SERIES TRUST
M.J. WHITMAN LLC

June 22, 2016

This Code of Ethics (“Code”) establishes rules of conduct for persons who are associated with Third Avenue Trust and Third Avenue Variable Series Trust, each a registered investment company (each a “Trust” and, collectively, the “Trusts”) and each series of each Trust (each a “Fund” and, collectively, the “Funds”), M. J. Whitman LLC (“MJW”), the Funds’ distributor, and Third Avenue Management LLC (“TAM”) a registered investment adviser (the “Adviser”), that provides investment advisory services to the Funds (collectively, the “Companies”).

The basic rule is very simple, put the clients’ interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and to follow procedures that will enable them to prevent such activities.

This Code is intended to assist the Companies in fulfilling their obligations under the law. The first part lays out whom the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the Companies and their employees. Violations can not only cause the Companies embarrassment, loss of business, legal restrictions, fines and other punishments but for employees can lead to sanctions, which may include: demotion, suspension, firing, temporary or permanent bar from the securities business and very large fines.

I.	Applicability

(A)	The Code applies to each of the following:
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	1.	Third Avenue Trust and Third Avenue Variable Series Trust (each a “Trust” and, collectively, the “Trusts”), each series of each Trust (each a “Fund” and, collectively, the “Funds”), TAM, M.J. Whitman LLC, and all entities that are under common management with the Companies (“Common Management”). A listing of the Common Management Affiliates is attached as Exhibit A.

	2.	Any officer, director, trustee or employee of the Companies or Common Management Affiliates.

	3.	Any natural person who controls any of the Companies or Common Management Affiliates and who obtains information regarding the Companies’ investment recommendations or decisions.

	4.	With respect to the Companies, any trustee, director, officer, or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested trustees of a Fund are covered under this item.

(B)	Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

1.	Access Person. Includes: (a) any trustee, director, officer of the Adviser or a Fund (or person performing a similar function) or (b) an “advisory person” of the Adviser or a Fund. An “advisory person” includes:

	(i)	Any employee or personnel of a Common Management Affiliate who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or Adviser client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities, or whose functions or duties relate to the determination of which recommendation will be made to a Fund or Adviser client; and

	(ii)	Any natural person (1) in a control relationship to the Adviser or a Fund, (2) any affiliated person of such controlling person (with the exception of any entity now or in the future controlled by Affiliated Managers Group, other than the Adviser and its controlled affiliates, such entities being listed on Exhibit A as “AMG Affiliates”), and (3) any affiliated person of such affiliated person.

The Compliance Officer shall create and maintain a list of Access Persons and inform such persons of their status.

2.	Beneficial Interest. Equivalent to “beneficial ownership” in Exhibit E.
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3.	Covered Persons. Includes: (a) all Access Persons and (b) all employees of the Companies or Common Management Affiliates who are not included in the definition of Access Person.

4.	Covered Account. Includes:

(a) any “Pecuniary-Interest Covered Account”, which shall include any account in which a Covered Person holds a Beneficial Interest regardless of whether the account is managed by an independent third party or self-directed. Generally, this would include an account maintained by a spouse, for example. (See Exhibit E); and

(b) any “Non-Pecuniary Interest Covered Account”, which shall include: any account in which such Covered Person does not have a Beneficial Interest and (i) for which a Covered Person acts as guardian, trustee, custodian or similar role, or (ii) over which a Covered Person exercises control in any manner including by way of a power of attorney or as an investment adviser. A “Covered Account” shall not include a non-brokerage account in which it is not possible to purchase funds managed by Third Avenue Management LLC (for example, a direct account with an unaffiliated open end mutual fund company). The Compliance Officer may grant an exception for an account in the name of a Covered Person or immediate family or household member maintained with persons who have no affiliation with the Companies and with respect to which no Covered Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process.

5.	Portfolio Managers. Access Persons who are principally responsible for investment decisions with respect to any client account.

6.	Companies. Third Avenue Trust, Third Avenue Variable Series Trust, each series of each Trust, MJ Whitman LLC and Third Avenue Management LLC.

7.	Compliance Officer. The person(s) designated as the compliance officer(s) of the Companies.

8.	Compliance Committee. The Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

9.	Control. Shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.
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10.	Disinterested Trustee. A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

11.	Security. Any financial instrument, other than an Exempt Security (as defined below) treated as a security for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include Exempt Securities (as defined below).

12.	Exempt Securities. Any of the following:

(a) Direct obligations of the Government of the United States or any foreign government; banker’s acceptances; bank certificates of deposit; commercial paper; high quality short term debt instruments, including repurchase agreements; municipal securities; index options; and shares in exchange traded funds and open end registered investment companies, (except for transactions in the Third Avenue Funds, which must be precleared, unless the transaction is a periodic 401-k contribution, or other pre-planned periodic purchase or rebalancing).

(b) Securities not held in a Covered Account.

(c) Securities acquired as a part of an automatic dividend reinvestment plan.

(d) Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

13.	Portfolio Security. A security that (a) within the most recent fifteen (15) calendar days has been held by a Fund or other portfolio managed by the Adviser or (b) is identified by a member of the research department as being under consideration by the Adviser for purchase by a Fund or other portfolio managed by the Adviser and (security appears on TAM’s Research Database, has a status of Review, and was initiated within past 6 months) (c) any other security issued by the issuer of such security. A purchase or sale of a Portfolio Security includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into a Portfolio Security.

14.	Head Trader(s). Such persons as may be in charge of each trading desk of a Company.
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II.	Restrictions on Personal Investing Activities
(See Paragraph II, E below for the special rules that apply to Disinterested Trustees.)

(A)	Restriction on Investing in Portfolio Securities

	•	No Covered Person may purchase a Portfolio Security for a Covered Account.

	•	If a security becomes a Portfolio Security within seven (7) calendar days after purchase for a Covered Account, the position must be liquidated. Any profits will be disgorged to charity, as determined by the Compliance Committee, and any losses will be borne by the Covered Person.

	•	Any Portfolio Security held in a Covered Account prior to January 1, 2003 shall be exempt from this restriction provided that sale of any such Portfolio Security shall be subject to pre-clearance to assure that any pending sale order relating to such Portfolio Security for a Fund or other Adviser client is executed first.

	•	In addition to the restrictions above, Portfolio Managers may not sell any security for their Covered Accounts, if they have traded that security in an account that they manage within seven (7) days (this applies to legacy positions that have been held since 1/1/03).

	•	These restrictions shall not apply to Disinterested Trustees.

Accounts in which a TAM employee has a pecuniary interest, but over which the employee has no discretionary trading authority, will not be considered covered accounts. Employees will not be required to pre-clear trades in these accounts, and these accounts will not be subject to the short term trading restrictions or restrictions on the securities that may be purchased. Employees must notify the Compliance Dept prior to opening a discretionary account, and each discretionary account must be included in the Quarterly Brokerage Account Certification. Employees will need to certify that they do not have any trading authority in any discretionary account, will not attempt to exercise any trading authority in the future, and will not discuss any information or recommendations regarding any security with the person or persons exercising authority over the Account. In addition, the Compliance Department may request that persons having discretionary authority over employee accounts certify that they are not receiving information from any employee. Hard copies of year-end statements for all discretionary accounts must be provided by the employee to the Compliance Dept. for review by no later than January 31. The Compliance Department may also request statements for any discretionary account during the year in order to audit and monitor the trading in such accounts. The Compliance Department may deny or remove permission for any employee to have any discretionary accounts under any circumstances to avoid even the appearance of impropriety.

(B)	Restriction on Short-Term Trading

No Access Person shall be permitted to retain a profit made on any Security sold within sixty (60) calendar days of a transaction in which the Access Person
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acquired a Beneficial Interest (as defined in Exhibit E) in such Security. Any such profit will be disgorged to charity, as determined by the Compliance Committee, and sales shall be computed on a LIFO basis (except where a purchase made within sixty days before a sale was made as part of a regularly scheduled purchasing plan such as a 401k or other periodic purchase plan). An exception to this rule shall be made should a covered call written by an Access Person for a period greater than sixty (60) calendar days result in a call earlier than the sixty (60) day period. Although trading in Exempt Securities is not covered by this restriction, it is noted that the Companies believe that short term trading of any security is inconsistent with our philosophy and the reputation of the Firm, and if a pattern of such trading is detected for any Access Person, the Companies reserve the right to impose further restrictions on individuals in the sole discretion of the Compliance Committee. The restrictions in this paragraph (B) shall not apply to Disinterested Trustees. Traders for MJW shall also be exempt from this rule given that they are monitoring the market throughout the day, executing personal trades should not create a significant distraction to their principal job function.

(C)	Initial Public Offerings

No Security or related Security may be acquired in an initial public offering for any Covered Account. However, this restriction shall not apply to Disinterested Trustees.

(D)	Pre-Clearance of Personal Securities Transactions

Except as set forth in this Paragraphs (D) or (E) below, no Security, other than Exempt Securities, may be bought or sold for a Covered Account unless: (i) the Covered Person obtains prior approval through the firm’s automated pre-approval system by properly and accurately entering the proposed transaction into that system (or, if the system is not available, from the Compliance Officer or, in the absence of the Compliance Officer, from the Companies’ general counsel); (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the Companies’ general counsel does not rescind such approval prior to execution of the transaction. (See Paragraph H below for details of the Pre-Clearance Process.) For the avoidance of doubt, all trades in any of the Third Avenue Funds must be precleared, unless transaction is a periodic 401-k contribution or other pre-planned periodic purchase or rebalancing.

(E)	Rules for Personal Securities Transactions of Disinterested Trustees.

The Companies recognize that Disinterested Trustees do not have on-going, day-to-day involvement with the operations of the Companies. In addition, it is the practice of the Companies to give information about securities purchased or sold by the Funds or considered for purchase or sale by the Funds to disinterested Trustees more than fifteen (15) days before or after such securities are purchased or sold by the Funds or considered for purchase or sale by the Funds. Accordingly, the Companies believe that less stringent controls are appropriate for Disinterested Trustees, as follows:
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	1.	Transactions in Pecuniary and Non-Pecuniary Interest Covered Accounts: The trading restriction in Paragraph (A) above and the pre-clearance requirement contained in Paragraph (D) above shall only apply to a Disinterested Trustee if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, during the fifteen day period before the transaction in a security (other than an Exempt Security), the security purchased or sold by him or her was a security purchased, sold or under consideration by any of the Funds. The Disinterested Trustees acknowledge that this more limited rule is based on their lack of day-to-day involvement with the operations of the Companies and that to the extent they engage in any conversations with any of the investment professionals relating to specific investments, they may be triggering the pre-clearance requirement.

	2.	In order to assist the Disinterested Trustees in satisfying their obligations under this Paragraph (E), the Adviser will notify the Disinterested Trustees promptly on or after each meeting of the Board of Directors of each security discussed at such meeting or in materials furnished for such meeting as to which the Adviser believes the Disinterested Trustees knew or should know the funds are, have been within the prior 15 days or expected to within the following 15 days, purchasing, selling or considering purchasing or selling.

(F)	Private Placements

The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Covered Person provides full details of the proposed transaction (including a written description of the source of the investment opportunity to allow the Compliance Department to consider potential conflicts) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Company would have no foreseeable interest in investing in such Security or any related Security as a Portfolio Security. This requirement is not applicable to Disinterested Trustees.

(G)	Pre-Clearance Process

	1.	No Securities may be purchased or sold for any Covered Account unless express permission is obtained through the automated pre-approval system maintained by the Companies or otherwise granted by the Compliance Officer of TAM and filed with the records of the Companies. Covered Persons granted permission to maintain Covered Accounts with outside broker-dealers must arrange for duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all such accounts to be transmitted electronically to the automated pre-approval system maintained by the Companies. The Compliance Committee may grant an exemption to the requirement for electronic
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transmission but hard copies of duplicate documents must then be provided to the Companies.

	2.	For each proposed transaction requiring prior approval, the Covered Person must properly log onto the automated pre-approval system maintained by the Companies, fully and accurately enter information about the proposed trade and receive notification from the system that the trade has been approved. If for some reason, the automated system is unavailable, then a Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

	3.	The Compliance Department shall be responsible for ensuring that all portfolio securities are entered into the automated pre-approval system along with any other securities in which the Compliance Committee deems should be restricted from trading. If the system is not available for some reason, the Compliance Officer shall approve (or disapprove) a trading order on behalf of a Covered Person as expeditiously as possible. The Compliance Officer will generally approve transactions described in paragraph (D) above unless the Security in question or a related security is on the Restricted List or they believe for any other reason that the Covered Account should not trade in such Security at such time.

	4.	If the Covered Person’s trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses, although such trading order request may be resubmitted at a later date.

	5.	In the absence of automated system or the Compliance Officer, a Covered Person may submit his Trading Approval Form to the Companies’ general counsel. Trading approval for the Compliance Officer must be obtained from the automated system or from the Companies’ general counsel.

	6.	The automated system shall identify all pre-clearance violations on a daily basis. The Compliance Department shall review all such violations daily. The CCO shall review all employee trading activity and trading violations on a quarterly basis. The automated system will monitor employee responses to quarterly and annual certifications. The CCO shall notify the managers of any employee that does not submit their certifications within 10 days of the close of the applicable period.

III.	Other Investment-Related Restrictions

(A)	Gifts

During each calendar year, no Covered Person shall accept or give any gift or other item of more than $100 in value from/to any person or entity that does business with or on behalf of a Company. Meals and entertainment events are excluded from this limit, when attended by a Covered Person, and a representative
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of the business providing the gift. Covered persons are not permitted to accept gifts in the form of meals or entertainment events from a business that are excessive in terms of frequency or extravagance. Disinterested Trustees are not subject to the Gifts restrictions. Any gifts other than meals and entertainment shall be reported to the Compliance Department for inclusion in the Gifts log. The Compliance Department will review the gifts log after each entry to try to identify any attempts to influence the gift recipient.

(B)	Service As a Director

No Access Person, who is not a Disinterested Trustee, shall commence service on the Board of Directors of a publicly traded company or any company in which a Company has an interest without prior authorization from the Compliance Committee based upon a determination that the Board service would not be inconsistent with the interest of the Funds. The Compliance Committee shall include the Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

(C)	Privately Managed Portfolios

If a Portfolio Manager desires to manage any portfolio outside of the Adviser, the Portfolio Manager must receive prior approval from the President of the Adviser. Any transaction(s) that are entered for any managed portfolio outside this domain is subject to all of the Trust’s and the Adviser’s trading and allocation procedures. Under no circumstances may an outside-managed portfolio be given preferential or favorable treatment over a managed Adviser portfolio. Duplicate statements and confirmations must be sent to the Compliance department for review purposes.

IV.	Reporting and Additional Compliance Procedures for all Covered Persons
(See Paragraph D below for special rules that apply to Disinterested Trustees.)

(A)	Initial and Annual Reports. Within ten (10) days after a person becomes a Covered Person, and thirty (30) days after the end of each calendar year, each Covered Person must submit to the Compliance Officer: (1) a Holdings Report (in the form attached as Exhibit C or on the form provided for that purpose in the automated pre-approval system) that lists all Covered Accounts, confirms that duplicate account statements for all listed Covered Accounts are being sent to the Compliance Officer and, if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statement(s) showing holdings in such Covered Accounts, this report shall be current to within 45 days of the date submitted; and (2) a certification (in the form attached as Exhibit F) that the Covered Person has read and understood the Code, has disclosed or reported all items required to be disclosed or reported and is not subject to any regulatory disability.

(B)	Quarterly Transactions Report. Within ten (10) days of the end of each calendar quarter, each Covered Person shall submit a Quarterly Transaction Report (in the
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form attached as Exhibit D or on the form provided for that purpose in the automated pre-approval system) confirming that all Covered Accounts (including any that may have been opened during the quarter) have been disclosed and that duplicate copies of account statements for all Covered Accounts are being sent to the Compliance Officer, or if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statements(s) showing holdings in such Covered Accounts. Access persons shall also report transactions in Funds which TAM advises, or sub-advises, and also any Fund advised by an affiliate (please see below for a list of affiliated Funds).

(C)	Disclaimers. Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

(D)	Discretionary Accounts. The Compliance Department shall, at least annually, choose a random sample of discretionary accounts sufficiently large to properly audit whether any trading activity in such accounts raises any appearance of impropriety. In particular, the Compliance Department will review such accounts for any evidence of unusual or unexplained trading in firm names.

(E)	Federal Securities Laws. All supervised persons are required to comply with applicable Federal securities laws.

(F)	Reporting to Chief Compliance Officer. All supervised persons are required to report any violations of this Code of Ethics promptly to the Chief Compliance Officer

(E)	Disinterested Trustees.

	1.	Annual Reports: Disinterested Trustees shall submit the certification attached as Exhibit F (with regards to section A of the exhibit, Trustees are only required to report transactions in Pecuniary Interest Covered Accounts). This will be distributed with the Disinterested Trustees annual independence questionnaire.

	2.	Quarterly Reports: Disinterested Trustees shall submit the quarterly transaction reports required under this Part IV (B) with respect to either Pecuniary Interest Covered Accounts or Non-Pecuniary Interest Accounts, but only when there has been a transaction involving a security (other than an Exempt Security) that the Disinterested Trustee knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, during the fifteen day period before or after the transaction, was purchased or sold or under consideration by any of the Funds or any other portfolio managed by the Adviser.

V.	Reports to Board of Trustees
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(A)	At least annually, the Adviser shall report to the Trusts’ Board of Trustees a written report that:

	1.	Describes any issues arising under the Code or procedures concerning personal investing since the last such report, including but not limited to, information about material violations of the code or procedures or sanctions imposed in response to material violations;

	2.	Certifies that the Companies have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code; and

	3.	Identifies any recommended changes in existing restrictions of procedures based upon the Companies’ experience under the Code, evolving industry practice, or developments in applicable laws or regulations.

(B)	At least quarterly, the Adviser shall report to the Trusts’ Board of Trustees:

	1.	A summary of any violations of the Code which occurred during the past quarter and the nature of any remedial action taken; and

	2.	Any exceptions to any provision of the Code as determined under Article VII below.

VI.	Sanctions

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Compliance Committee may impose on such person whatever sanctions it deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of the requirements of this Code by Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Trustees of the Trusts.

The Compliance Committee also reserves the right in its sole discretion to place additional trading restrictions on any Covered Persons should it determine that any such Covered Persons are trading excessively.

VII.	Exceptions

The Compliance Committee reserves the right to decide, on a case-by-case basis, exceptions to any provision under this Code, and may also impose more stringent requirements on any individual as warranted. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the applicable Fund’s Board of Trustees at their next scheduled meeting of the Board.

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VIII.	Preservation of Documents

This Code, a copy of each report by a Covered Person, any written report made hereunder by a Company or Compliance Officer, and lists of all persons require to make reports, shall be preserved with the records of the Fund for the period required by Rule 17j-1.

IX.	Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by a Company or Common Management Affiliates.

X.	Further Information

If any person has any question with regard to the applicability of the provisions of this Code or with regard to any Securities transaction or transactions, they should consult the Compliance Officer.

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Exhibit A

COMMON MANAGEMENT AFFILIATES

M.J. Whitman Holding Corp., (a holding company) and subsidiaries

M.J. Whitman LLC

M.J. Whitman Management, LLC

M.J. Whitman Private Debt, LLC

Martin J. Whitman & Co., Inc., a private investment company Private Debt LLC

Third Avenue Emerging Markets Fund, L.P.

Third Avenue Global Value Fund, L.P.

Third Avenue Real Estate Opportunities Fund, L.P.

AMG Affiliates
Updated November 2016

Updated November 2016	Location
Abax Investments (Pty) Ltd	Cape Town, South Africa
AQR Capital Management, LLC	Greenwich, CT
AQR Capital Management (Europe) LLP	London, UK
Artemis Investment Management LLP	Edinburgh, UK
Artemis Fund Managers Limited	London, UK
Baker Street Advisors, LLC	San Francisco, CA
Baring Private Equity Asia PTE LTD	Singapore
Beutel, Goodman & Company Ltd.*	Toronto, ON
BlueMountain Capital Management, LLC	New York, NY
BlueMountain Capital Partners (London) LLP	London, UK
CapeView Capital LLP	London, UK
Capula Investment Management LLP	London, UK
Capula Investment US LP	Greenwich, CT
Capula Investment Management Asia Limited	Hong Kong
Capula Investment Japan Limited	Japan
Chicago Equity Partners, LLC	Chicago, IL
Clarfeld Financial Advisors, LLC	Tarrytown, NY
Deans Knight Capital Management Ltd*	Vancouver, BC
EIG Management Company, LLC	Washington, DC
EIG Global Energy (Europe) Ltd.	London, UK
EIG Global Energy (Australia) Pty Ltd.	Sydney, AU
EIG Global Energy (Asia) Ltd.	Hong Kong
First Quadrant, L.P.	Pasadena, CA
Foyston, Gordon & Payne Inc.*	Toronto, ON
Frontier Capital Management Company, LLC	Boston, MA
GW&K Investment Management, LLC	Boston, MA
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Genesis Investment Management, LLP*	London, UK
Genesis Asset Managers, LLP	Guernsey, Channel Islands
Harding Loevner LP	Bridgewater, NJ
Harding Loevner (UK) Ltd.	London, UK
Ivory Investment Management, LLC	Los Angeles, CA
J.M. Hartwell Limited Partnership	New York, NY
Montrusco Bolton Investments Inc.*	Montreal, QC
Mount Lucas Management LP	Newtown, PA
myCIO Wealth Partners, LLC	Philadelphia, PA
Pantheon Ventures (US) LP	San Francisco, CA
Pantheon Ventures Inc.	San Francisco, CA
Pantheon Ventures (UK) LLP	London, UK
Pantheon Ventures (HK) LLP	Hong Kong
Partner Fund Management, L.P.	San Francisco, CA
The Renaissance Group LLC	Covington, KY
River Road Asset Management, LLC	Louisville, KY
SouthernSun Asset Management, LLC	Memphis, TN
Systematic Financial Management, L.P.	Teaneck, NJ
Systematica Investments Limited*	Jersey, Channel Islands
Systematica Investments GP Limited	Jersey, Channel Islands
Systematica Investments GP Limited	Geneva, Switzerland
Systematica Investments Singapore PTE. LTD	Singapore
Third Avenue Management LLC	New York, NY
TimesSquare Capital Management, LLC	New York, NY
Trilogy Global Advisors, LP	New York, NY/Winter Park, FL
Trilogy Global Advisors International LLP	London, UK
Tweedy, Browne Company LLC	Stamford, CT
ValueAct Capital Management, L.P.	San Francisco, CA
ValueAct SmallCap Management, L.P.	San Francisco, CA
Veritable, LP	Newtown Square, PA
Veritas Asset Management LLP*	London, UK
Veritas Asset Management (Asia)	Hong Kong
Welch & Forbes LLC	Boston, MA
Winton Capital Management Limited	London, UK
Winton Capital US LLC	New York, NY
Winton Capital Asia LTD	Hong Kong
Winton Fund Management Limited	London, UK
Yacktman Asset Management LP	Austin, TX

AMG Entities
AMG Funds LLC	Greenwich, CT
Affiliated Managers Group Limited	London, UK
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Affiliated Managers Group Limited - Zurich branch	Zurich
Affiliated Managers Group Limited - Dubai branch	Dubai
Affiliated Managers Group Pty Ltd	Sydney
Affiliated Managers Group (Hong Kong) Limited	Hong Kong
WP Group, LLC	West Palm Beach, FL

Affiliated Broker Dealers
AMG Distributors, Inc. **	Greenwich, CT
MJ Whitman LLC	New York, NY

* Denotes also an SEC Registrant but not primary regulator

** An AMG Entity

AMG Affiliated Mutual Funds
Updated August 2016

	Name of Affiliate	Name of Affiliated Fund	Ticker

Mutual Funds (sponsored)
	AQR	AQR Diversified Arbitrage Fund	ADANX, ADAIX
		AQR International Momentum Style Fund	AIMOX, AIONX, QIORX
		AQR Large Cap Momentum Style Fund	AMOMX, AMONX, QMORX
		AQR Small Cap Momentum Style Fund	ASMOX, ASMNX, QSMRX
		AQR International Equity Fund	AQINX, AQIIX, AQIYX, AQIRX
		AQR Global Equity Fund	AQGIX, AQGNX, AQGYX, AQGRX
		AQR Managed Futures Strategy Fund	AQMIX, AQMNX
		AQR Managed Futures Strategy HV Fund	QMHIX, QMHNX
		AQR Risk Parity Fund	AQRIX, AQRNX
		AQR Risk Parity II HV Fund	QRHIX, QRHNX
		AQR Risk Parity II MV Fund	QRMIX, QRMNX
		AQR Style Premia Alternative	QSPIX, QSPNX
		AQR Style Premia Alternative LV Fund	QSLIX, QSLNX, QSLRX
		AQR Multi-Strategy Alternative Fund	ASANX, ASAIX
		AQR TM International Momentum Style Fund	ATIMX, ATNNX, QTIRX
		AQR TM Large Cap Momentum Style Fund	ATMOX, ATMNX, QTMRX
		AQR TM Small Cap Momentum Style Fund	ATSMX, ATSNX, QTSRX
		AQR Risk Managed Commodity Strategies Fund	ARCIX, ARCNX
		AQR Emerging Defensive Style Fund	AZEIX, AZENX
		AQR International Defensive Style Fund	ANDIX, ANDNX
		AQR Large Cap Defensive Style Fund	AUEIX, AUENX
		AQR Large Cap Multi-Style Fund	QCELX, QCENX, QCERX
		AQR International Multi-Style Fund	QICLX, QICNX, QICRX
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	AQR Small Cap Multi-Style Fund	QSMLX, QSMNX, QSERX
	AQR Long/Short Equity Fund	QLEIX, QLENX
	AQR Global Macro Fund	QGMIX, QGMNX
	AQR Emerging Momentum Style Fund	QEMLX, QEMNX, QEMRX
	AQR Emerging Multi-Style Fund	QEELX, QEENX, QECRX
	AQR Equity Market Neutral Fund	QMNIX, QMNNX, QMNRX
	AQR TM Small Cap Multi-Style Fund	QSSLX, QSSNX, QSSRX
	AQR TM Large Cap Multi-Style Fund	QTLLX, QTLNX, QTLRX
	AQR TM International Multi-Style Fund	QIMLX, QIMNX, QIMRX
	AQR TM Emerging Multi-Style Fund	QTELX, QTENX, QTERX
AQR International Equity Collective Investment Fund
AQR Global Equity Collective Investment Fund
AQR Global Risk Parity Enhanced Liquidity Fund

Aston Funds	Aston/Anchor Capital Enhanced Equity	AMBEX, AMDSX
	Aston/Cornerstone Large Cap Value Fund	RVALX, AAVIX
	Aston/Doubleline Core Plus Fixed income Fund	ADBLX, ADLIX
	Aston/Fairpointe Mid Cap Fund	CHTTX, ABMIX
	Aston/Fairpointe Focused Equity	AFPTX, AFFEX
	Aston/Guardian Capital Global Dividend	AGCDX, AGCNX
	Aston/Herndon Large Cap Value Fund	AALIX, AHRNX
	Aston/Lake Partners LASSO Alternative Fund	ALSNX, ALSOX
	Aston/LMCG Small Cap Growth Fund	ACWDX, ACWIX
	Aston/Money Market Fund	BDMXX
	Aston/Montag & Caldwell Balanced Fund	MOBAX, MOBIX
	Aston/Montag & Caldwell Growth	MCGFX, MCGIX, MCRGX
	Aston/Montag & Caldwell Mid Cap Growth Fund	AMCMX
	Aston/Pictet International	APCTX, APINX
	Aston/River Road Dividend All Cap Value Fund	ARDEX, ARIDX
	Aston/River Road Dividend All Cap Value Fund II	ADVTX, ADIVX
	Aston/River Road Long-Short Fund	ARLSX
	Aston/River Road Select Value Fund	ARSMX, ARIMX
	Aston/River Road Small Cap Value Fund	ARSVX, ARSIX
	Aston/River Road Focused Absolute Value Fund	ARRFX, AFAVX
	Aston/Silvercrest Small Cap Fund	ASCTX, ACRTX
	Aston/GW&K Small Cap Fund	ATASX, ATSIX
	Aston/Value Partners Asia Dividend Fund	AVADX, AAVPX

Harding Loevner	Harding Loevner Funds, Inc - International Small Companies Portfolio	HLMSX, HLMRX
	Harding Loevner Funds, Inc - Frontier Emerging Markets Portfolio	HLFMX, HLMOX
	Harding Loevner Funds, Inc. - Institutional Emerging Markets I	HLMEX
	Harding Loevner Funds, Inc. - Institutional Emerging Markets II	HLEEX
	Harding, Loevner Funds, Inc. - Emerging Markets Portfolio	HLEMX
	Harding, Loevner Funds, Inc. - Global Equity Portfolio	HLMGX,HLMVX
16

	Harding, Loevner Funds, Inc. - International Equity Portfolio	HLMNX, HLMIX
	Harding, Loevner Funds, Inc. - International Equity Research Portfolio	HLIRX, HLINX

AMG Funds	AMG Managers Bond	MGFIX, MGBIX
	AMG Managers Brandywine Advisors Midcap Growth Fund	BWAFX
	AMG Managers Brandywine Blue Fund	BLUEX
	AMG Managers Brandywine Fund	BRWIX
	AMG Managers Emerging Opps Fund (formerly Managers Micro-Cap Fund)	MMCFX, MIMFX
	AMG Managers Real Estate Securities Fund	MRESX
	AMG Managers Skyline Special Equities Portfolio	SKSEX
	AMG Managers Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	AMG Managers Global Income Opportunity Fund	MMAFX
	AMG Managers High Yield	MHHAX, MHHBX, MHHCX, MHHYX
	AMG Managers Cadence Capital Appreciation	MPAFX, MCFYX, MPCIX
	AMG Managers Cadence Mid-Cap Fund	MCMAX, MCMYX, MCMFX
	AMG Managers Cadence Emerging Companies	MECAX, MECIX
	AMG Managers Intermediate Duration Government	MGIDX
	AMG Managers Short Duration Government	MGSDX
	AMG Managers Special Equity	MGSEX, MSEIX

	AMG Chicago Equity Partners Balanced Fund	MBEAX, MBESX,MBEYX
	AMG Chicago Equity Small Cap Value Fund	CESIX, CESVX, CESSX
	AMG FQ Global Risk-Balanced Fund	MMAFX, MMAVX, MMASX
	AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX
	AMG FQ U.S. Equity Fund	MEQFX, FQUAX
	AMG Frontier Small Cap Growth Fund	MSSCX, MSSVX, MSSYX
	AMG GW&K Municipal Bond	GWMIX, GWMSX, GWMTX
	AMG GW&K Municipal Enhanced Yield	GWMEX, GWMNX, GWMRX
	AMG GW&K Core Bond Fund (formerly AMG Managers Total Return Fund)	MBDFX
	AMG GW&K Small Cap Core Fund	GWETX, GWESX, GWEIX
	AMG GW&K Small Cap Growth Fund	GWGIX
	AMG GW&K Enhanced Core Bond Fund	MFDYX, MFDCX, MFDAX, MFDSX
	AMG Renaissance Large Cap Growth	MRLIX, MRLSX, MRLTX
	AMG Renaissance International Equity	RIELX, RIEIX, RIESX
	AMG SouthernSun Small Cap	SSSIX, SSSFX
	AMG SouthernSun US Equity	SSECX, SSEIX, SSEFX
	AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
	AMG Systematic Large Cap Value Fund	MSYSX, MSYAX
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		AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
		AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
		AMG TimesSquare International Small Cap Fund	TCMIX, TCMPX
		AMG TimesSquare All Cap Growth Fund	MTGVX, MTGSX, MTGIX
		AMG Trilogy Emerging Markets Equity Fund	TLESX, TLEIX, TLEVX
		AMG Trilogy Global Equity Fund	TLGSX,TLGIX, TLGVX
		AMG Trilogy International Small Cap Fund	TLSSX, TLSIX, TLSVX
		AMG Trilogy Emerging Markets Wealth	TLEIX, TLEVX, TLESX
		AMG Yacktman Focused Fund	YAFFX, YAFIX
		AMG Yacktman Fund	YACKX
		AMG Yacktman Special Opportunities	YASLX, YASSX
AMG Pantheon Fund, LLC

	Third Avenue	Third Avenue International Value Fund	TAVIX, TVIVX
		Third Avenue Real Estate Value Fund	TAREX, TVRVX
		Third Avenue Small-Cap Value Fund	TASCX, TVSVX
		Third Avenue Value Fund	TAVFX, TVFVX
Third Avenue Variable Series Trust

	Tweedy, Browne	Tweedy, Browne Global Value Fund	TBGVX
		Tweedy, Browne Global Value Fund II - Currency Unhedged	TBCUX
		Tweedy, Browne Value Fund	TWEBX
		Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

Mutual Funds (subadvised)

	AQR	GuideStone International Equity	GIEZX
GuideStone Defensive Market Strategies Fund
Guidestone Funds - Integrated Alpha Sleeve of Emerging Markets Equity Fund
GuideStone Capital Management Select Funds Emerging Markets Portfolio
		SEI Institutional Managed Trust Small Cap Fund	SESVX
SEI Institutional Managed Trust Small/Mid Cap Equity Fund
SEI Institutional Investments Trust Large Cap Fund
JNL Series Trust - JNL/AQR Managed Futures Strategy Fund
		Transamerica AQR Managed Futures Strategy	MRISX, MRIIX
Prudential Retirement Insurance and Annuity Company International Blend / Munder Fund
		Clearwater Mid Cap Core Equity Fund	QWVPX
Transamerica Global Multifactor Macro
AST Academic Strategies Asset Allocation
AST AQR Emerging Markets Equity Portfolio
Met Investor Series Trust – AQR Global Risk Balanced Portfolio
18

KP Large Cap Equity Fund - Active Broad Strategy I
	Principal Funds Global Multi Strategy Fund	PMSAX
Columbia Funds Series Trust I – Active Portfolios Multi-Manager Alternative Strategy
Columbia Funds Variable Insurance Trust – Variable Portfolio – AQR Managed Futures
SEI Institutional Investments Trust Large Cap Fund II
SEI Institutional Managed Trust - Multi-Asset Accumulation Fund
Aspiriant Global Enhanced Equity
AQT Large Cap Portfolio (Prudential Annuities)
Lincoln Variable Insurance Products Trust - Global Enhanced Equity Sleeve
Lincoln Variable Insurance Products Trust - Fixed Income Sleeve
UBS Pace Select Advisors Trust - PACE Alternative Strategies
Pacific Funds Series Trust - Pacific Funds Equity Long/Short Fund
Pacific Select Fund - Equity Long/Short Portfolio
Russell Trust Company International Fund

Chicago Equity	AMG Chicago Equity Partners Balanced Fund	MBEAX, MBESX,MBEYX
	AMG Chicago Equity Small Cap Value Fund	CESIX, CESVX, CESSX
Jackson National Small Cap Value Fund

First Quadrant	AST Investment Services/Prudential Global Macro
Frank Russell Trust Company, Russell International Fund with Active Currency
Fremont Structured Core Fund
	AMG FQ Global Risk-Balanced Fund	MMAFX, MMAVX, MMASX
	AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX
	AMG FQ U.S. Equity Fund	MEQFX, FQUAX
	UBS PACE Alternative Strategies	PASPX
AST Academic Strategies Asset Allocation - Currency Sleeve
AST FQ Absolute Return Currency Portfolio
Permal Alternative Select Fund
Permal Alternative Select VIT Portfolio
	John Hancock Currency	JCUAX

Frontier	CGCM Large Cap Growth Investment Fund	TLGUX
M Financial Group (Formerly M Funds, Inc.)
	AMG Frontier Small Cap Growth Fund	MSSCX, MSSVX, MSSYX
The Hirtle Callahan Trust
	Vanguard Morgan Growth	VMRGX
	Vanguard Explorer Value Fund	VEVFX
Metlife Mid Cap Growth
MassMutual Select Mid Cap Growth Equity Fund II
19

Gannett Welsh & Kotler	AMG GW&K Municipal Bond	GWMIX, GWMSX, GWMTX
	AMG GW&K Municipal Enhanced Yield	GWMEX, GWMNX, GWMRX
	AMG GW&K Core Bond Fund (formerly AMG Managers Total Return Fund)	MBDFX
	AMG GW&K Small Cap Core Fund	GWETX, GWESX, GWEIX
	AMG GW&K Enhanced Core Bond Fund	MFDYX, MFDCX, MFDAX, MFDSX
	AMG GW&K Small Cap Growth Fund	GWGIX
John Hancock Small Cap Opportunities Fund II
Goldman Sachs Multi-Manager Fund - Small Cap Core

Genesis	GuideStone International Equity	GIEZX

Harding Loevner	Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX
Russell Investment Company (Canada) – WSIB A/C Emerging Markets
Bessemer Old Westbury Large Cap Strategies Fund
	Homestead Funds, Inc. International Equity Fund	HISIX

Pantheon	Pantheon Select Private Equity CIT
AMG Pantheon Master Fund

Renaissance	AMG Renaissance Large Cap Growth	MRLIX, MRLSX, MRLTX
	AMG Renaissance International Equity	RIELX, RIEIX, RIESX
	USAA Growth Fund	USAAX

River Road	Aston/River Road Dividend All Cap Value Fund	ARDEX, ARIDX
	Aston/River Road Dividend All Cap Value Fund II	ADVTX, ADIVX
	Aston/River Road Select Value Fund	ARSMX, ARIMX
	Aston River Road Small Cap Value Fund	ARSVX, ARSIX
	Aston/River Road Long-Short Fund	ARLSX
	Aston/River Road Focused Absolute Value Fund	ARRFX, AFAVX
Altair Smaller Companies Fund
UBS/PACE Large Company Value

SouthernSun	AMG SouthernSun Small Cap	SSSIX, SSSFX
	AMG SouthernSun US Equity	SSECX, SSEIX, SSEFX
	GE Institutional Small Cap Equity Fund	GSVIX
	GE Investments Small Cap Equity Fund	GSVIX

Systematic	MassMutual Mid Cap Value	MLUAX, MLULX, MLUNX, MLUSX, MLUYX
	UBS PACE Smid Cap Value	PEVAX, PEVBX, PEVCX, PCSVX, PVEYX
	AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
20

	AMG Systematic Large Cap Value Fund	MSYSX, MSYAX
Strategic Advisers (Fidelity) Small Mid Cap Fund
	Transamerica Small/Mid Cap Value	IIVAX, IIVLX, TSVIX
Transamerica Small/Mid Cap Value VA
Transamerica Partners Small Core

Systematica	Equinox Systematica Macro Fund	EBCIX

TimesSquare	GuideStone Small Cap Equity	GSCZX
	AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
	The Vantagepoint Funds (formerly Vantagepoint Aggressive Opportunities Fund)	VPAOX
	AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	AMG TimesSquare International Small Cap Fund	TCMIX, TCMPX
	JPMorgan Access Balanced Fund	JXBSX
	JPMorgan Access Growth Fund	JXGSX
	AMG TimesSquare All Cap Growth Fund	MTGVX, MTGSX, MTGIX
Small Cap Growth/TimesSquare Fund (Prudential)
Mid Cap Growth/TimesSquare Fund (Prudential)

Trilogy	AMG Trilogy Emerging Markets Equity Fund	TLESX, TLEIX, TLEVX
	AMG Trilogy Global Equity Fund	TLGSX,TLGIX, TLGVX
	AMG Trilogy International Small Cap Fund	TLSSX, TLSIX, TLSVX
	Calvert World Values Fund Inc Composite	CIOAX, COICX, COIIX, CWVYX
	AMG Trilogy Emerging Markets Wealth	TLEIX, TLEVX, TLESX

Yacktman	Absolute Strategies Fund	ASFIX
	AMG Yacktman Focused Fund	YAFFX, YAFIX
	AMG Yacktman Fund	YACKX
	AMG Yacktman Special Opportunities	YASLX, YASSX
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Exhibit B

PRE-CLEARANCE TRADING APPROVAL FORM

I,                                                                                             , am a Covered Person and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Covered Person:

__ Acquisition/Cover Short      or        __ Disposition/Short (check one)

Name of Account:

Account Number:

Date of Request:

Security:

Amount (or # of) Shares:

Broker:

If the transaction involves a Security that is not publicly traded, provide a description of the proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities of behalf of a Company .

Signature:

Print Name:

__ APPROVED                     or                    __ DISAPPROVED (check one)

Date of Approval:

Signature:

Print Name:
22

Exhibit C

BROKERAGE ACCOUNT/ HOLDINGS CERTIFICATION

Report Submitted by:
Print your name

For the Year/Period Ended
(month/day/year)

☐ Check Here if this is an Initial Holdings Report

As of the calendar year/period referred to above, I, or an immediate family or household member, maintain the following accounts in which securities are held for my direct or indirect benefit:

If you hold a Discretionary Account:

Regarding the account(s) listed below, I hereby certify that I do not have any trading authority, and will not attempt to exercise any trading authority in the future, and will not discuss any information or recommendations regarding any security with the person or persons exercising authority over the Account. For any of the accounts below that do not provide information electronically to DataWare, I will provide the Compliance Department with paper copies of year-end statements for all the accounts listed below by no later than January 31. The Compliance Department may also request statements for any discretionary account during the year in order to audit and monitor the trading in such accounts. The Compliance Department may deny or remove permission for any employee to have any discretionary accounts under any circumstances to avoid even the appearance of impropriety.

(If none, please so note. Use additional sheet if necessary.)

Discretionary Account (Yes or No)	Date Account Established	Financial Institution	Account Name	Account Number

If any accounts are listed above, does the Compliance Officer currently receive duplicate statements on all listed accounts?

YES __________                               NO_________

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If I have checked NO, I have attached current account statements and have directed appropriate parties to send duplicate statements to the Compliance Officer.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and had no beneficial interest (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature and Date:

Print Name:
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Exhibit D

QUARTERLY ACCOUNT AND TRANSACTION CERTIFICATION

Report Submitted by:
Print your name

I therefore certify that:

1.	The brokerage accounts listed below are the only ones that I have established and maintained an account with, in which securities (including those that may not be Covered Securities) are held for my direct or indirect benefit, as of the end of the most recent quarter.

2.	I understand that this report will be interpreted as a disclosure that I have a direct or indirect beneficial ownership in only the brokerage accounts listed below.

3.	This list also includes accounts in which I have discretionary authority, but have no beneficial interest.

I further certify that:

All transactions for the calendar quarter have been entered as indicated by the transaction screen in which I have a direct or indirect beneficial ownership.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:

Position:

Date:
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Exhibit E

BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person has a beneficial ownership interest for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term “beneficial ownership” of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity’s portfolio.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent’s death.

Securities held in the name of another should be considered as “beneficially” owned by a Covered Person where such person enjoys “financial benefits substantially equivalent to ownership.” The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent of special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains there- from financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain there

26

from the aforementioned benefits of ownership, if he can vest or reinvest title in himself at once or at some future time.

27

Exhibit F

ANNUAL CERTIFICATION OF CODE OF ETHICS

A.	I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, recognize that I am subject to its provisions and understand that there may be serious consequences to me and the Companies as a result of any violations. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B.	Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.

C.	I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor.

D.	I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

As an employee of TAM and/or MJW, I recognize that I must comply with applicable law. I also have a responsibility to conduct myself in an honest and ethical manner. I recognize that I have a responsibility to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

As an employee of TAM and/or MJW I must:

•	act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

•	comply with all securities laws, rules and regulations and report any suspected violations thereof in accordance with the section below entitled “Compliance With Code Of Ethics”; and
28

•	adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

A conflict of interest for the purpose of this Code of Ethics occurs when my private interests interfere in any way, or even appear to interfere, with the interests of any clients.

I’m expected to use objective and unbiased standards when making decisions that affect any client. I’m required to conduct myself in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to any client where I am receiving a personal benefit, I should act in accordance with the letter and spirit of this Code of Ethics.

CLIENT CONFIDENTIALITY

The confidentiality of client information is of paramount importance to the firm. We send a copy of our Privacy Policy to each client when they open an account, and a follow-up notice each year. Managers should ensure that no employee has access to any confidential client information that is not necessary for them to perform their job functions. Employees should make certain that any confidential client information is not left unattended in their work area, including on their computer screen or on their desk. Employees are not to share confidential client information with other employees unless it is with required in order to properly maintain the account. The only time confidential client information should be shared outside of the firm is with an approved service provider that requires the information. These controls extend to all current and former clients.

Print Name:

Signature:

Date:
29